UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DNOW Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Amendment No. 1 to 2024 Proxy Statement

DNOW Inc.

April 8, 2024

Explanatory Note

Subsequent to the filing of our proxy statement on April 5, 2024 (the “Proxy Statement”) for the 2024 Annual Meeting of Stockholders of DNOW Inc., an inadvertent inconsistency was identified in the disclosure regarding vote tabulation for Proposal No. 2 between page 6 and page 24 of the Proxy Statement. Accordingly, the section entitled “Approval of the DNOW Inc. 2024 Long-Term Incentive Plan Proposal No. 2 on the Proxy Card—Vote Required for Approval” on page 24 of the Proxy Statement is amended and replaced as set forth below in this Amendment No. 1 (“Amendment”).

The Proxy Statement as amended will be available to stockholders online as part of notice and access. There are no other changes to the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement. From and after the date of this Amendment, any references to the “Proxy Statement” are to the Proxy Statement as amended hereby.

Vote Required for Approval

Approval of the proposal FOR the adoption of the 2024 LTIP will require the affirmative vote of the majority of the shares of our common stock entitled to vote in person or by proxy. An abstention will have the same effect as a vote AGAINST such proposal. Broker non-votes will have no impact. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, they will be voted for the adoption of the 2024 LTIP.